Exhibit 32.02
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Albert A. Pimentel, Executive Vice President and Chief Financial Officer of Glu Mobile Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
     (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2007 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2007	By:	/s/ Albert A. Pimentel
Albert A. Pimentel
Executive Vice President and Chief Financial Officer (Principal Financial Officer)